SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2000

                        1ST ATLANTIC GUARANTY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

       Maryland                         333-41361                 54-1322110
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer of
Incorporation)                                              Identification No.)

           2 Wisconsin Circle, Suite 700, Chevy Chase, Maryland 20815
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (301) 656-4200


Item 2.  Acquisition or Disposition of Assets.

        On July 19, 2000, State Bond and Mortgage Company, L.L.C. ("State Bond"), a Maryland limited liability company that is 100% owned by 1st Atlantic Guaranty Corporation (the "Company"), a Maryland corporation, completed the purchase of 100% of the issued and outstanding shares of common stock of SBM Certificate Company ("SBM-MN"), a Minnesota corporation, from ARM Financial Group ("ARM"), a Delaware corporation (the "Acquisition"). At the time of the Acquisition, SBM-MN was a registered investment company under the Investment Company Act of 1940, as amended, that has offered for sale and issued face-amount certificates. SBM-MN's total assets at the time of the Acquisition were approximately $28 million, virtually all of which consisted of cash and securities.

        State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among the Company, SBM-MN and ARM (the "Agreement"). A copy of the Agreement (exhibits omitted) was included as an exhibit to the Company's Form 8-K dated March 28, 2000, previously filed with the Commission.

        The purchase price paid by State Bond in the Acquisition was $1,350,000, of which $950,000 has been paid to ARM, and $400,000 is being held by an escrow agent as security for certain post-closing obligations and liabilities of ARM under the Agreement. The purchase price was determined by negotiation and an auction amongst interested bidders in the United States Bankruptcy Court for the District of Delaware on April 27, 2000, in which the Company ultimately prevailed.

        SBM-MN has been merged into SBM Certificate Company ("SBM-MD"), a Maryland corporation 100% owned by State Bond. SBM-MD had nominal assets at the time of the merger and was formed for purposes of redomestication from Minnesota to Maryland. As result of the Acquisition transactions, SBM-MD has succeeded SBM-MN as the "registrant" in all filings made by SBM-MN under the Securities Act of 1933, Securities Exchange Act of 1934 and Investment Act of 1940.

        The Acquisition was financed by a short-term bank loan made to State Bond, in the amount of $1,500,000. The loan provided for a floating and fluctuating rate of interest equal to prime, and a non-refundable commitment fee of $100,000. The loan was guaranteed by John J. Lawbaugh, the Company's President, and his wife, and other officers of the Company, and was secured by a contingent pledge of State Bond's ownership of SBM-MD, and other liens, terms and conditions of the bank's commitment letter. State Bond also bore all of the bank's costs in making the loan. The full amount of the loan, including the bank's costs, was paid by State Bond on July 19, 2000. The name of the bank has been filed separately with the Commission.

        On July 19, 2000, SBM-MD declared and paid a cash dividend in the amount of $1,500,000 to its parent, State Bond, which used those proceeds to defray the bank borrowing described above.

Item 7.  Financial Statements, Pro-forma Financial Information and Exhibits.

                  As permitted by Item 7 of Form 8-K, the financial statements and pro forma financial statements required by this item will be included in a report on Form 8-K to be filed with the Commission no later than 60 days after the date that this report must be filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2000


                                              1ST ATLANTIC GUARANTY CORPORATION

                                              By:     /s/ John J. Lawbaugh

                                              Name:   John J. Lawbaugh

                                              Title:  President